SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 16, 1998



                    American Consolidated Growth Corporation
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-16447


        Delaware                                        52-1508578
        --------                                        ----------
(State of incorporation)                    (I.R.S. Employer Identification No.)


                  621 17th Street, Suite 1730, Denver, CO 80202
                  ---------------------------------------------
              (Address of principle executive offices and zip code)


                                 (303) 297-8686
                                 --------------
              (Registrant's telephone number, including area code)

                                    Form 8-K
                                    --------

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Item 1.        Changes in Control of Registrant.
                    See Item 5 below

Item 2.        Acquisition or Disposition of Assets.
                    Not Applicable

Item 3.        Bankruptcy or Receivership.
                    Not Applicable

Item 4.        Changes in Registrant's Certifying Accountant.
                    Not Applicable

Item 5.        Other Events.
                    On February 11, 1998, the Company received notice of termination, effective March 15, 1998, of a 1996 services contract with a major client of the Company's wholly owned subsidiary, Eleventh Hour, Inc. The contract represents approximately 50% of the annual sales of Eleventh Hour, Inc.'s temporary employee services. For the fiscal year ended June 30, 1997, Eleventh Hour, Inc. produced unaudited revenues of $10,207,667.

                    Management estimates the loss of the client contract will have a material adverse effect on the future business and profitability of the Company, and of Eleventh Hour, Inc. The loss of the business was attributed to increased competition and the transfer of the contract to a larger national staffing services provider having business offices in areas of the United States outside of Eleventh Hour Inc.'s present markets.

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of February, 1998.


                                           By: /s/  Cory J. Coppage
                                              ----------------------------------
                                              Cory J. Coppage
                                              Secretary and Treasurer

Dated: February 16, 1998